Exhibit 99.32

AMENDED AND RESTATED

INTELLECTUAL PROPERTY CROSS LICENSE AGREEMENT

This AMENDED AND RESTATED INTELLECTUAL PROPERTY CROSS LICENSE AGREEMENT (this “Agreement”), dated as of February 1, 2006 (the “Effective Date”), is entered into by and between Fidelity National Financial, Inc., a Delaware corporation (“FNF”), and Certegy Inc., a Georgia corporation that, after the effectiveness of the Merger hereinafter defined, will be known as “Fidelity National Information Services, Inc.” (“FIS”).  FNF and FIS are each herein referred to as a “Party” and together, as the “Parties.”

W I T N E S S E T H:

WHEREAS, Fidelity National Information Services, Inc., a Delaware corporation (“FNI Co”) that will merge with and into C Co Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Certegy Inc. (“Merger Co”), previously entered into an Intellectual Property Cross License Agreement dated as of March 4, 2005 (the “Prior Agreement”) with FNF; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of September 14, 2005 (as amended, the “Certegy Merger Agreement”), among Certegy Inc., Merger Co, and FNI Co, including the effectiveness of the merger of FNI Co with and into Merger Co (the “Merger”), with Merger Co (which will thereafter be known as “Fidelity National Information Services, LLC”) as the surviving entity, the Parties wish to amend and restate the Prior Agreement in its entirety to reflect these modifications and certain other modifications agreed to between the Parties; and

WHEREAS, FNF has the authority and power, or has caused members of the FNF Group to authorize and empower FNF, to deliver the rights herein granted to FIS, and FIS has the authority and power, or has caused members of the FIS Group to authorize and empower FIS, to deliver the rights herein granted to FNF;

NOW, THEREFORE, in consideration of the premises, and of the cross representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Certain Definitions

(a)                                  “Competitors” for FNF shall mean those companies set forth on Schedule 1(a)(i) and for FIS shall mean those companies set forth on Schedule 1(a)(ii).

(b)                                 “Confidential Information” has the meaning set forth in Section 8(a).

(c)                                  “Copyright” means each of the FNF Copyrights and the FIS Copyrights.

(d)                                 “Dispute” has the meaning set forth in Section 9(a).

(e)                                  “Fidelity Mark” has the meaning set forth in Section 3(e).

(f)                                    “FIS Copyrights” has the meaning set forth in Section 2(b).

(g)                                 “FIS Group” means FIS, Subsidiaries of FIS, and each Person that FIS directly or indirectly controls (within the meaning of the Securities Act) immediately after the Effective Date, and each other Person that becomes an Affiliate of FIS after the Effective Date, including without limitation, FNI Co.

(h)                                 “FIS Intellectual Property” has the meaning set forth in Section 2(f).

(i)                                     “FIS Marks” has the meaning set forth in Section 2(c).

(j)                                     “FIS Patents” has the meaning set forth in Section 2(d).

(k)                                  “FIS Subsidiary” or “FIS Subsidiaries” (as the context may require) means one or more of the Subsidiaries of FIS.

(l)                                     “FIS Trade Secrets” has the meaning set forth in Section 2(e).

(m)                               “FNF Copyrights” has the meaning set forth in Section 2(b).

(n)                                 “FNF Group” means FNF, the FNF Subsidiaries and each Person that is an Affiliate of FNF (other than any member of the FIS Group) immediately after the Effective Date, and each other Person that becomes an Affiliate of FNF after the Effective Date.

(o)                                 “FNF Intellectual Property” has the meaning set forth in Section 2(f).

(p)                                 “FNF Marks” has the meaning set forth in Section 2(c).

(q)                                 “FNF Patents” has the meaning set forth in Section 2(d).

(r)                                    “FNF Trade Secrets” has the meaning set forth in Section 2(e).

(s)                                  “FNF Subsidiary” or “FNF Subsidiaries” (as the context may require) means one or more of the Subsidiaries of FNF, excluding the FIS Group.

(t)                                    “FNI Co” means Fidelity National Information Services, Inc., a Delaware corporation that will merge with and into Merger Co.

(u)                                 “FNT” means Fidelity National Title Group, Inc., a Delaware corporation and an FNF Subsidiary.

(v)                                 “Granting Party” has the meaning set forth in Section 2(a).

(w)                               “Granting Party Group” means (i) the FNF Group in those instances where FNF is the Licensor Party and (ii) the FIS Group in those instances where FIS is the Licensor Party.

(x)                                   “Intellectual Property” has the meaning set forth in Section 2(f).

(y)                                 “Intercompany Agreements” means the following agreements each executed on or about, and dated as of, the Effective Date, unless otherwise indicated herein:

(i)                                     this Amended and Restated Intellectual Property Cross License Agreement between FNF and FIS;

(ii)                                  the Master IT Services Agreement (as hereinafter defined);

(iii)                               the Amended and Restated Corporate Services Agreement between FNT and FIS;

(iv)                              the Amended and Restated Reverse Corporate Services Agreement between FNT and FIS;

(v)                                 the FNF Corporate Services Agreement between FNF and FIS;

(vi)                              the Employee Matters Agreement between FNF and FIS;

(vii)                           the Amended and Restated OTS and OTS GOLD Software License Agreement between Rocky Mountain Support Services, Inc. and Fidelity National Tax Services, Inc.;

(viii)                        the Amended and Restated SIMON Software License Agreement between Rocky Mountain Support Services, Inc. and Fidelity National Tax Services, Inc.;

(ix)                                the Amended and Restated TEAM Software License Agreement Rocky Mountain Support Services, Inc. and Fidelity National Tax Services, Inc.;

(x)                                   the Amended and Restated SoftPro Software License Agreement between Fidelity National Information Solutions, Inc. and FNT;

(xi)                                the Amended and Restated Cross Conveyance and Joint Ownership Agreement, between LSI Title Company and Rocky Mountain Support Services, Inc. regarding “eLender Solutions”;

(xii)                             the Amended and Restated eLender Solutions Software Development and Property Allocation Agreement between Rocky Mountain Support Services, Inc. and LSI Title Company;

(xiii)                          the Amended and Restated TitlePoint Software Development and Property Allocation Agreement between Rocky Mountain Support Services, Inc. and Property Insight, LLC;

(xiv)                         the Tax Matters Agreement dated as of March 4, 2005 between FNF and FNI Co, as amended by the First Amendment to Tax Matters Agreement dated as of February 1, 2006 among FNF between FIS;

(xv)                            the Tax Sharing Agreement by and among FNF and National Title Insurance of New York, Fidelity National Tax Service, Inc. and LSI Title Company;

(xvi)                         the Transitional Cost Sharing Agreement dated as of April 14, 2005 by and among FIS Management Services, LLC, Lender’s Service Title Agency, Inc., LSI Alabama, LLC, LSI Maryland, Inc., LSI Title Agency, Inc., LSI Title Company, LSI Title Company of Oregon, LLC, Chicago Title Insurance Company, and National Title Insurance of New York Inc.;

(xvii)                      the Title Plant Maintenance Agreement dated as of March 4, 2005 by and among Rocky Mountain Support Services, Inc., Security Union Title Insurance Company, Chicago Title Insurance Company, Ticor Title Insurance Company;

(xviii)                   the Amended and Restated Master Title Plant Access Agreement between Property Insight, LLC and Rocky Mountain Support Services, Inc.;

(xix)                           the Cost Sharing Agreement dated as of March 4, 2005 by and among Rocky Mountain Support Services, Inc., Security Union Title Insurance Company, Chicago Title Insurance Company, Ticor Title Insurance Company, and certain other subsidiaries of FNT;

(xx)                              the Title Plant Management Agreement dated as of May 17, 2005 between Property Insight, LLC and Ticor Title Insurance Company of Florida;

(xxi)                           the Amended and Restated Title Plant Master Services Agreement between Rocky Mountain Support Services, Inc. and Property Insight, LLC;

(xxii)                        the Amended and Restated Starters Repository Access Agreement between FNT and FNI Co;

(xxiii)                     the Amended and Restated Back Plant Repository Access Agreement between FNT and FNI Co;

(xxiv)                    the Amended and Restated License and Services Agreement between FNT and FNI Co;

(xxv)                       the Amended and Restated Lease Agreement between Fidelity Information Services, Inc. and FNT; and

(xxvi)                    any other agreement that would fall within the definition of “Intercompany Agreements” in the Certegy Merger Agreement, as amended and as may hereafter be amended from time to time.

(z)                                   “Licensee Party” has the meaning set forth in Section 2(a).

(aa)                            “Licensee Party Group” means (i) the FNF Group in those instances where FNF is the Licensee Party and (ii) the FIS Group in those instances where FIS is the Licensee Party.

(bb)                          “Mark” means each of the FNF Marks and the FIS Marks.

(cc)                            “Master IT Services Agreement” means the Master Information Technology Agreement by and between FNF and Fidelity Information Services, Inc. dated as of the Effective Date.

(dd)                          “Party” has the meaning set forth in the preamble.

(ee)                            “Patent” means each of the FNF Patents and the FIS Patents.

(ff)                                “Permitted Sublicensee” has the meaning set forth in Section 2(g)(i).

(gg)                          “Person” means (i) for all Sections of this Agreement, except in the context of “Sale of FIS”, an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency, or political subdivision thereof and (ii) for “Sale of FIS”, the meaning set forth in the definition for “Sale of FIS.”

(hh)                          “Sale of FIS” means an acquisition by any Person (within the meaning of Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof (“Person”)) of Beneficial Ownership (within the meaning of Rule 13d-3 under the Exchange Act (“Beneficial Ownership”)) of 50% or more of either the then outstanding shares of FIS common stock or the combined voting power of the then outstanding voting securities of FIS entitled to vote generally in the election of directors; excluding, however, the following: (A) any acquisition directly from FIS, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from FIS or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by FIS or a member of the FIS Group.

(ii)                                  “Subsidiary” means, with respect to any specified Person, any corporation or other legal entity of which such Person controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body.

(jj)                                  “Trade Secret” means each of the FNF Trade Secrets and the FIS Trade Secrets.

(kk)                            “Unauthorized Access” has the meaning set forth in Section 8(b).

2.                                      Reciprocal Grants

(a)                                  Reciprocal Grant of Rights.  Each Party grants hereby certain rights in Intellectual Property (defined and scheduled below) and Trade Secrets and, with respect to such rights, shall be termed the “Granting Party”; with respect to such rights, the grantee shall be termed the “Licensee Party.”  The following basic grants shall control each identified type of Intellectual Property and Trade Secrets, but each grant shall be subject to any further conditions adjoining the specific item of Intellectual Property as scheduled (for Copyrights on Schedule 2(b), for Marks on Schedule 2(c), and for Patents on Schedule 2(d)).  Where a Party is granted a right to sublicense pursuant to this Section 2, any sublicense granted pursuant to such right shall comply with Section 2(g) below.

(b)                                 Copyrights.

(i)                                     FNF hereby grants to FIS a non-exclusive, irrevocable, non-terminable, worldwide, royalty-free license, to use, sell services arising from, sublicense, operate, alter, modify, adapt, perform, distribute, create derivative works from, display, copy and exploit any other rights of ownership now existing or hereafter created with respect to (A) the copyrighted materials (including but not limited to software) owned by a member of the FNF Group and listed or described on Schedule 2(b) or (B) or materials that (1) are unregistered, (2) are not software or data processed by software in connection with the business of FNF Group, (3) FIS Group was using prior to the Effective Date and (4) do not have substantial commercial value (collectively, the materials described in subparagraphs A and B are the “FNF Copyrights”), subject to the terms and conditions hereof.

(ii)                                  FIS hereby grants to FNF a non-exclusive, irrevocable, non-terminable, worldwide, royalty-free license, to use, exploit, sell services arising from, sublicense, operate, alter, modify, adapt, perform, distribute, create derivative works from, display, copy and exploit any other rights of ownership now existing or hereafter created with respect to (A) the copyrighted materials (including but not limited to software) owned by a member of the FIS Group and listed or described on Schedule 2(b) or (B) or materials that (1) are unregistered, (2) are not software or data processed by software in connection with the business of FIS Group, (3) FNF Group was using prior to the Effective Date and (4) do not have substantial commercial value (collectively, the materials described in subparagraphs A and B are the “FIS Copyrights”), subject to the terms and conditions hereof.

(c)                                  Marks.

(i)                                     FNF hereby grants to FIS for the term of this Agreement a non-exclusive, worldwide, revocable, royalty-free license, to use, sublicense, display and reproduce the trade and service marks owned by a member of the FNF Group and listed on Schedule 2(c) (the “FNF Marks”), terminable as provided below, by FNF (and with respect to sublicenses to the FIS Group, by FIS) for the goods and services as set forth on Schedule 2(c).  Notwithstanding the foregoing, one or more upper level domain names substantially matching an FNF Mark may also be scheduled and licensed hereunder, and shall be licensed, if at all, exclusively.

(ii)                                  FIS hereby grants to FNF for the term of this Agreement, a non-exclusive, worldwide, revocable, royalty-free license, to use, sublicense, display and reproduce the trade and service marks owned by a member of the FIS Group and listed on Schedule 2(c) (the “FIS Marks”), terminable as provided below, by FIS (and with respect to sublicenses to the FNF Group, by FNF) for the goods and services as set forth on Schedule 2(c).  Notwithstanding the foregoing, one or more upper level domain names substantially matching an FIS Mark may also be scheduled and licensed hereunder, and shall be licensed, if at all, exclusively.

(iii)                               Each license and each sublicense of a Mark shall be separately terminable on the following conditions:

Each Licensee Party or sublicensee of a Mark hereunder shall observe the following quality control standards and procedures:

A)          Licensee Party shall assure that the nature and quality of products and services that are marketed, advertised, sold or serviced using Granting Party Marks subject to this Agreement will meet or exceed all applicable governmental and regulatory standards and requirements and initially shall be of a high quality consistent with the quality of the products and services of the Licensee Party as provided by the Licensee Party (or its sublicensees) prior to the date hereof, and throughout the term hereof, recognizing that Licensee Party’s business shall change, its products and services shall continue to be of a high quality commensurate with industry standards.  Each Party acknowledges that the Licensee Party has maintained the products and services offered under the Marks at a high quality and enforced quality control standards regarding the nature and quality of products and services that are marketed, advertised, sold or serviced using Granting Party’s Marks prior to the date hereof.  Granting Party may from time to time request, and Licensee Party agrees to reasonably provide, samples of marketing materials, advertisements, and other information regarding Licensee Party’s or sublicensee’s products and services which samples shall be used only for the purpose of verifying Licensee Party’s compliance with quality control.  The Parties shall mutually agree upon and comply with guidelines for reasonable usage of the Marks.

B)            All goodwill arising from its use of Granting Party Marks shall inure solely to the benefit of the Granting Party and neither during, nor after, termination of this Agreement shall a Licensee Party or any sublicensee assert any claim to such goodwill.  Additionally, each such Licensee Party and sublicensee agrees not to take any action that would be detrimental to the goodwill associated with such Marks.

If a Granting Party of a Mark shall give written notice to a Licensee Party of the Licensee Party’s material failure (or the material failure of any of its sublicensees) to maintain or observe the requisite quality controls set forth above and if, within sixty (60) days of Licensee Party’s receipt of such notice, (i) the failure has not been cured or (ii) a reasonable plan of cure has not been presented by the Licensee Party to the Granting Party and the Licensee Party (or sublicensee) of the Mark in breach has not begun to implement such plan, then the Granting Party may suspend all rights for use of said Mark by the relevant Licensee Party or sublicensee until such time as such failure is cured.  If a plan of cure is implemented and has not resulted in a cure within one (1) year of notice of material failure, the license of such Mark to such user shall terminate.  If a license to a Licensee Party sublicensee is so terminated, such Licensee Party may not issue a new sublicense for a Mark to such sublicensee without prior written consent of the Granting Party.

(d)                                 Patents.

(i)                                     FIS hereby grants to FNF an irrevocable, non-terminable, non-exclusive, worldwide, royalty-free license, to use, sublicense, make, create improvements of, market, sell, offer for sale, and exploit any other rights of ownership now existing or hereafter created with respect to goods and services using or arising from processes or inventions subject to patents owned by a member of the FIS Group and listed on Schedule 2(d) (the “FIS Patents”) subject to the terms and conditions hereof.

(ii)                                  FNF hereby grants to FIS an irrevocable, non-terminable, non-exclusive, worldwide, royalty-free license, to use, sublicense, make, create improvements of, market, sell and exploit any other rights of ownership now existing or hereafter created with respect to goods and services using or arising from processes subject to patents owned by a member of the FNF Group and listed on Schedule 2(d) (the “FNF Patents”) subject to the terms and conditions hereof.

(e)                                  Trade Secrets/Know-How.

(i)                                     FIS hereby grants to FNF an irrevocable, non-terminable (except as set forth herein), non-exclusive, worldwide, royalty-free license, to use, sublicense, make, create improvements of, market, sell and exploit any other rights of ownership now existing or hereafter created with respect to goods and services using or arising from know-how or trade secrets owned by a member of the FIS Group and used by a member of the FNF Group prior to the Effective Date (the “FIS Trade Secrets”), subject to the terms and conditions hereof.

(ii)                                  FNF hereby grants to FIS an irrevocable, non-terminable (except as set forth herein), non-exclusive, worldwide, royalty-free license, to use, sublicense, make, create improvements of, market, sell and exploit any other rights of ownership now existing or hereafter created with respect to goods and services using or arising from trade secrets or know-how owned by a member of the FNF Group and used by a member of the FIS Group prior to the Effective Date (the “FNF Trade Secrets”), subject to the terms and conditions hereof.

(f)                                    Intellectual Property.  The Patents, Marks and Copyrights shall be collectively termed the “Intellectual Property” and the Intellectual Property owned by FNF or FIS shall be termed, respectively, the “FNF Intellectual Property” and the “FIS Intellectual Property.”

(g)                                 Sublicense Limitations.  Each grant hereunder is subject to the right of sublicense (without further consent from the Granting Party) in accordance with the following limitations:

(i)                                     Sublicenses may be granted hereunder by a Licensee Party solely to members of the Licensee Party Group, effective upon written notice to the Granting Party, which notice discloses the specific Intellectual Property or Trade Secret that has been sublicensed and the name and address of the sublicensee.  A Licensee Party, who prior to the Effective Date, granted or whose members of the Licensee Party Group granted sublicenses of Intellectual Property outside of the Licensee Party Group to their respective end-user customers and/or resellers (which resellers are not Competitors of the Granting Party) as part of the normal conduct of their respective businesses or who can show that it or members of the Licensee Party Group were planning within the first year after the Effective Date to grant sublicenses of Intellectual Property to their respective end-user customers and/or resellers (which resellers are not Competitors of the Granting Party) as part of the normal conduct of their respective businesses (all such end-users and resellers are, collectively, the “Permitted Sublicensees”), may grant or permit sublicenses within the Granting Party Group to grant further sublicenses of such Intellectual Property as had previously been so granted or as had been planned to be so granted within the first year after the Effective Date as part of such normal conduct of business to Permitted Sublicensees upon written notice to the Granting Party, which notice shall disclose the specific Intellectual Property that has been sublicensed and the name and address of the Permitted Sublicensee.  A Licensee Party shall not grant sublicenses, directly or indirectly, of the Intellectual Property of the Granting Party to a Competitor of the Granting Party; provided that the Licensee Party can grant a sublicense to a Competitor of a Granting Party for Copyrights or Patents of the Granting Party solely for the benefit of Licensee Party’s internal business or the business of the members of the Licensee Party Group.  In no event shall a Licensee Party shall grant sublicenses, directly or indirectly, of the Trade Secrets of the Granting Party to a Competitor of the Granting Party or otherwise provide access to the Trade Secrets of the Granting Party to a Competitor of the Granting Party.

(ii)                                  Except as otherwise set forth in Schedules 2(b), (c), or (d), which may be amended in accordance with Section 2(h), or as permitted by Section 2(g)(i), a Licensee Party may grant sublicenses to any Person who is not in the Licensee Party Group only upon prior written consent of the Granting Party.  Except as otherwise set forth in Schedules 2(b), (c) or (d), which may be amended in accordance with Section 2(h), or as permitted by Section 2(g)(i), if a Licensee Party proposes to sublicense any Intellectual Property licensed to it hereunder to a Person outside its Group and who is a Permitted Sublicensee, the Granting Party shall consider such proposal in good faith and may approve same on such conditions as it deems appropriate in its reasonable business judgment.

(iii)                               The Licensee Party agrees to impose, on each of its sublicensees, obligations to comply with the terms of this Agreement, including without limitation, obligations regarding confidentiality and the return and/or destruction of Trade Secrets and related documents and materials pursuant to Section 8 hereof and shall not permit any sublicensee to grant further sublicenses without the prior written approval of the Granting Party.

(iv)                              Any sublicense of a Copyright or Patent shall include provisions to enable the sublicensee’s compliance with Section 3(d) below.

(v)                                 A Licensee Party (A) shall be and remain liable to the Granting Party for each sublicensee of the Licensee Party and any breach of the terms of the applicable sublicense and this Agreement and (B) shall use its commercially reasonable best efforts to minimize any damage (current and prospective) done to the Granting Party as a result of any such breach.

(vi)                              Any other limitations set forth in Schedules 2(b), (c) and (d) shall apply.

(h)                                 Schedule Changes.  At any time prior to six months after the Sale of FIS, Schedules 2(b), (c) and (d) shall be amended from time to time, by one Party giving written notice to the other, to add, modify or delete (i) any FNF Intellectual Property that is a Patent or Copyright (other than data and software with substantial commercial value) that any member of the FIS Group was using prior to becoming an FIS Subsidiary and which is necessary to the business of such member unless such addition would be prohibited by any enforceable obligation of FNF prior to the date hereof, in which event the Parties will take all commercially reasonable efforts to enable the addition, in each case with such addition having retroactive effect to the Effective Date, and (ii) any FIS Intellectual Property that is a Patent or Copyright (other than data and software with substantial commercial value) that any member of the FNF Group was using prior to the Effective

Date which is necessary to the business of such member, unless such addition would be prohibited by any other enforceable obligation of FIS prior to the date hereof, in which event the Parties will take all commercially reasonable efforts to enable the addition, in each case with such addition having retroactive effect to the Effective Date.

(i)                                     Other Useful Intellectual Property.  If, within one year from the Effective Date, a Party identifies a copyright, patent or mark owned by a member of the other Party’s Group prior to the Effective Date and not scheduled hereunder which would otherwise qualify as Intellectual Property, but which such Party was not using before the Effective Date, which it (or a member of its Group) deems useful in its business, the Party which owns (or a member of whose Group owns) such item of intellectual property agrees to negotiate in good faith to arrive at reasonable commercial terms of license but, for the avoidance of doubt, is not bound to conclude a license.

(j)                                     Inconsistency with Intercompany Agreement.  In the event of a conflict or inconsistency between the terms of this Agreement and any other Intercompany Agreement concerning or implicating the licensing of Patents, Copyrights or Trade Secrets, the terms of such Intercompany Agreement will govern.  In the event of a conflict or inconsistency between the terms of this Agreement and any other Intercompany Agreement entered between a member of FNF Group and FIS Group as of or within six months following the Effective Date concerning the licensing of Marks, the terms of this Agreement will govern.

3.                                      Copies; Derivative Works; Improvements

(a)                                  Copies.  In addition to any copies of Intellectual Property that a Licensee Party or its sublicensee may make as otherwise permitted hereunder, a Licensee Party or its sublicensee may make such number of copies of Intellectual Property as reasonably deemed necessary by it for backup or disaster recovery.  No Party shall remove, obscure or materially vary (or permit its sublicensee to remove, obscure or materially vary) any notice of copyright, trademark, patent or other intellectual property right from any Intellectual Property and/or copies made by a Licensee Party or its sublicensee, and shall reproduce on each whole or partial copy of Intellectual Property (and on containers or wrappers thereof) such notices as have been placed on such Intellectual Property by the entity owning such Intellectual Property (or otherwise).  Copies of Intellectual Property shall be subject to the terms and conditions of this Agreement.

(b)                                 Alterations and Variations.  Except as expressly provided herein to the contrary, in no event shall a Licensee Party or its sublicensee create, register or use, as a trademark, any alteration or variation of any Granting Party Mark without the prior written approval of the Granting Party, not to be unreasonably withheld.

(c)                                  Title to Derivative Work.  Title to a derivative work created pursuant to the Master IT Services Agreement shall be determined solely pursuant to the Master IT Services Agreement and shall not be deemed a derivative work under this Agreement.  Except pursuant to the foregoing, if a Licensee Party or its sublicensee of any Granting Party

Copyright creates a derivative work of the work subject to such Granting Party Copyright, then the Licensee Party or its sublicensee shall be the owner of the derivative work (but not the owner of the underlying Granting Party Copyright).

(d)                                 Improvements.  Except to the extent set forth in the Master IT Services Agreement (in which case the Master IT Services Agreement shall be determinative), if a Licensee Party (or its sublicensee hereunder) of a Patent invents an improvement thereon, whether patented, patent pending or maintained as a trade secret, then such Licensee Party or its sublicensee shall be the owner of such improvement (but not the owner of the underlying Patent).  However, each Party shall provide and assure (by appropriate terms in any sublicense) that patents which are improvements on any Patent licensed hereunder, having a filing date in any jurisdiction on or before the fifth anniversary of the Effective Date, shall not be asserted against either Party or members of its Group.  Such Licensee Party or its sublicensee, as the case may be, shall have no duty to prosecute a patent or patents on any such improvements, nor shall it have any claim for reimbursement from any Granting Party or Granting Party licensor for costs it may have incurred in investigating or pursuing patent protection for such improvement.

(e)                                  “Fidelity” Trademark.  If FIS wishes to use a trademark or service mark containing the words “Fidelity” or “Fidelity National” (each, a “Fidelity Mark”) (but a Fidelity Mark shall not include “Fidelity Information” or “Fidelity International Resources Management”), it may do so pursuant to the grant in Section 2(c) of this Agreement; provided that FNF has not filed an intent to use application on the FIS-proposed mark.  If FIS wishes to register a Fidelity Mark, it shall request FNF, in writing, to prosecute and maintain such registration, in FNF’s name, and FIS shall reimburse FNF for all reasonable out of pocket expenses incurred by FNF in connection therewith.  FNF shall expeditiously prosecute such Fidelity Mark, in FNF’s name provided that FNF has neither filed an intent to use registration on the proposed mark nor uses the proposed mark in commerce.  To the extent that, in any jurisdiction outside the United States, FIS, as a licensee, may prosecute its own trademark or service mark application for any Fidelity Mark, it may do so upon written notice to FNF.  For avoidance of doubt, as between the Parties, “Fidelity Information” and “Fidelity International Resource Management” are Intellectual Property of the FIS Group.

(f)                                    Use of Fidelity Marks.  To minimize dilution of the Fidelity Marks, if FIS elects to use a Fidelity Mark together with a logo similar to a house silhouetted against a cityscape, then FIS shall use such mark in a manner as similar to that in which FNF uses its comparable mark as possible including without limitation, the color scheme, type face and relative sizes.

4.                                      Ownership

(a)                                  Ownership by FNF.  For clarification purposes, all FNF Intellectual Property and any FNF Trade Secret shall at all times be exclusively owned, as between the Parties, by FNF, and the entities within the FIS Group shall have no rights, title or interest therein, other than the rights set forth in this Agreement.

(b)                                 Ownership by FIS.  For clarification purposes, all FIS Intellectual Property and any FIS Trade Secret shall at all times be exclusively owned, as between the Parties, by FIS, and the entities within the FNF Group shall have no rights, title or interest therein, other than the rights set forth in this Agreement.

(c)                                  Encumbrances Subject to Licenses.  For clarification purposes, a Party may sell or otherwise encumber or cause to sell or be encumbered (i) the Intellectual Property that it or a member of its Group (FNF Group or FIS Group, as applicable) owns or (ii) any Trade Secret that it or a member of its Group (FNF Group or FIS Group, as applicable) owns; subject, however, to the licenses granted hereunder.

5.                                      Delivery

(a)                                  FNF Copies Delivered.  Upon the Effective Date, or as promptly as practicable thereafter, FNF shall deliver or cause to be delivered to FIS copies of the FNF Intellectual Property in such numbers and forms or formats as reasonably requested by FIS.

(b)                                 FIS Copies Delivered Upon the Effective Date, or as promptly as practicable thereafter, FIS shall deliver to FNF the FIS copies of the FIS Intellectual Property in such numbers and forms or formats as agreed by the Parties reasonably requested by FNF.

6.                                      Enforcement; Infringement

(a)                                  Infringement.  Each Party will notify the other Party promptly of any acts of infringement or unfair competition with respect to Granting Party’s Intellectual Property or Trade Secrets of which a Party or any sublicensee of that Party becomes aware or obtains actual knowledge alleging in writing that the Granting Party’s Intellectual Property or Trade Secrets or its use infringes the rights of a third party or constitutes unfair competition.  In such event, the Parties will cooperate and cause their applicable sublicensees to cooperate, at each Party’s own expense, with the other Party to defend or prosecute the claim.  All costs and expenses of defending or prosecuting any such action or proceeding, together with any recovery therefrom, will be borne by and accrue to the applicable Party or sublicensee that is party to the action or proceeding.  FNF shall not initiate any litigation or proceeding with regard to infringement of or unfair competition with respect to the Fidelity Marks without the consent of FIS, which consent will not be unreasonably withheld.

(b)                                 Enforcement.  Each of FNF and FIS, as the case may be, will enforce any applicable contract rights relating to breach of a sublicense issued pursuant hereto relating to the Intellectual Property rights or Trade Secrets of the other Party.  In the event that either FNF or FIS commences a proceeding or any other form of action for such purposes, FNF or FIS, as applicable, will cause the entities within the FIS Group or the FNF Group, respectively, to reasonably cooperate, at their own expense, with such entity to prosecute such action or proceeding.  All costs and expenses of any such action or proceeding, together with any recovery therefrom, will be borne by and accrue to the applicable entity within the proceeding Party.

7.                                      Limitations

(a)                                  No Warranty.  EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, ANY LICENSE GRANTED HEREUNDER IS “AS IS”; NEITHER PARTY (NOR ANY PERSON WITHIN THE FNF GROUP OR THE FIS GROUP), NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS EMPLOYEES OR AGENTS MAKES ANY REPRESENTATION OR WARRANTY, EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, WITH RESPECT TO INTELLECTUAL PROPERTY, TRADE SECRETS OR THE LICENSES GRANTED OR MADE HEREUNDER, INCLUDING ANY REPRESENTATION AS TO: (i) A PARTY’S RIGHT TO GRANT LICENSES, (ii) THE SCOPE OF MARKS FOR ANY SPECIFIC GOODS OR SERVICES OR RIGHTS IN INTELLECTUAL PROPERTY OR TRADE SECRETS IN ANY SPECIFIC JURISDICTIONS, OR (iii) THE TITLE OF SUCH INTELLECTUAL PROPERTY OR TRADE SECRET OR ABSENCE OF ANY THIRD PARTY INFRINGEMENT OF SUCH INTELLECTUAL PROPERTY OR TRADE SECRET.  NEITHER PARTY UNDERTAKES ANY COMMITMENT TO MAINTAIN OR DEFEND ITS INTELLECTUAL PROPERTY OR TRADE SECRET.

(b)                                 No Damages.  IN NO EVENT WILL ANY PARTY HEREUNDER BE LIABLE TO THE OTHER PARTY HEREUNDER FOR DAMAGES IN THE FORM OF SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES, LOST PROFITS, LOST SAVINGS, LOSS OF BUSINESS, DATA, GOODWILL OR OTHERWISE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

8.                                      Confidentiality

(a)                                  Confidential Information.  Each Party shall use, and shall cause its sublicensees to use, at least the same standard of care in the protection of Confidential Information of the other Party as it uses to protect its own confidential or proprietary information of a similar nature (provided that such Confidential Information shall be protected in at least a reasonable manner).  For purposes of this Agreement, “Confidential Information” includes (1) all confidential or proprietary information and documentation of either Party, all reports, exhibits and other documentation, any financial information and (2) any FIS Trade Secrets and FNF Trade Secrets.  Each Party shall use the Confidential Information of the other Party only in connection with the purposes of this Agreement, including resolution of any Disputes in accordance with Section 9, and shall make such Confidential Information available, and shall cause its sublicensees to make such Confidential Information available, only to their respective employees, subcontractors, or agents having a “need to know” with respect to such purpose.  Each Party shall advise, and shall cause its sublicensees to advise, their respective employees, subcontractors, and agents of such Party’s obligations under this Agreement.  Except as otherwise required by the terms of this Agreement (including Section 10) or applicable law or national stock exchange rule, in the event of the expiration of this Agreement or termination of this Agreement for any reason all Confidential Information of a Party disclosed to, and all copies thereof made by, the other Party or the other Party’s sublicensees shall be returned to the disclosing Party or, at the disclosing Party’s option, erased or destroyed.  The Party receiving the Confidential Information (or its sublicensee that received the Confidential Information) shall provide to the disclosing Party certificates evidencing such destruction.  The obligations in this Section 8(a) will not restrict disclosure by a Party or its sublicensee pursuant to applicable law, or by order or request of any court or government agency; provided that, prior to such disclosure the receiving Party or its sublicensee shall (i) immediately give notice to the disclosing Party and (ii) cooperate with the disclosing Party in challenging the right to such access and (iii) only provide such information as is required by law, such order or a final, non-appealable ruling of a court of proper jurisdiction or with the written consent of the disclosing Party.  Confidential Information of a Party will not be afforded the protection of this Agreement if such Confidential Information was (A) developed by the other Party or its sublicensees independently as shown by its written business records regularly kept, (B) rightfully obtained by the other Party or its sublicensees without restriction from a third party, (C) publicly available other than through the fault or negligence of the other Party or its sublicensees, or (D) released by the disclosing Party without restriction to anyone.

(b)                                 Unauthorized Acts.  Each Party shall and shall cause its sublicensees to:  (1) notify the other Party promptly of any unauthorized possession, use, or knowledge of any Confidential Information of the other Party by any Person which shall become known to it, any attempt by any Person to gain possession of Confidential Information of the other Party without authorization or any attempt to use or acquire knowledge of any Confidential Information without authorization (collectively, “Unauthorized Access”), (2) promptly furnish to the other Party full details of the Unauthorized Access and use reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Access, (3) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights, and (4) promptly take affirmative action to prevent a reoccurrence of any such Unauthorized Access.

9.                                      Dispute Resolution

(a)                                  Amicable Resolution.  The Parties mutually desire that friendly collaboration will continue between them.  Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto.  In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between the Parties in connection with this Agreement (including, without limitation, any use of the a Granting Party’s Intellectual Property or Trade Secret by the Licensee Party Group or the compliance of the Licensee Party Group with terms of Section 2(c)(iii)), then the Dispute, upon written request of either Party, will be referred for resolution to the General Counsels of the Parties, which General Counsels will have ten (10) days to resolve such Dispute.

(b)                                 Mediation.    In the event any Dispute cannot be resolved in a friendly manner as set forth in Section 9(a), the Parties intend that such Dispute be resolved by mediation.  If the

General Counsels of the Parties are unable to resolve the Dispute as contemplated by Section 9(a), either Party may demand mediation of the Dispute by written notice to the other in which case the two Parties will select a single mediator within ten (10) days after the demand.  Neither Party may unreasonably withhold consent to the selection of the mediator.  Each Party will bear its own costs of mediation but both Parties will share the costs of the mediator equally.

(c)                                  Arbitration.  In the event that the Dispute is not resolved pursuant to Section 9(a) or through mediation pursuant to Section 9(b), the latter within thirty (30) days of the submission of the Dispute to mediation, either Party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section 9(c).  All Disputes submitted to arbitration pursuant to this Section 9(c) shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the Parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly.  Expedited rules shall apply regardless of the amount at issue.  Arbitration proceedings hereunder may be initiated by either Party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida.  All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the Parties and the Arbitrators).  The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by the Parties.  If the Parties fail to agree on an arbitrator thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of any Party to the dispute or difference, appoint the arbitrator.  Any order or determination of the arbitral tribunal shall be final and binding upon the Parties to the arbitration as to matters submitted and may be enforced by any Party to the Dispute in any court having jurisdiction over the subject matter or over any of the Parties.  All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys’ fees) shall be borne by the Party incurring such costs.  The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party.

(d)                                 Non-Exclusive Remedy.  FNF and FIS acknowledge and agree that money damages would not be a sufficient remedy for any breach of this Agreement by either Party or misuse of FNF Intellectual Property or FNF Trade Secret or FIS Intellectual Property or FIS Trade Secret within the FNF Group or the FIS Group, as the case may be, or the Confidential Information of FNF or FIS, as the case may be.  Accordingly, nothing in this Section 9 will prevent either Party from immediately seeking injunctive or interim relief in the event (A) of any actual or threatened breach of any confidentiality provisions of this Agreement or (B) that the Dispute relates to, or involves a claim of, actual or threatened infringement of intellectual property.  All actions for such injunctive or interim relief shall be brought in a court of competent jurisdiction in accordance with Section 11(f).  Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement.

(e)                                  Commencement of Dispute Resolution Procedure.  Notwithstanding anything to the contrary in this Agreement, the Parties, but none of their respective Subsidiaries, are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to this Section 9 or otherwise, and each Party will cause its respective Subsidiaries not to commence any dispute resolution procedure other than through such Party as provided in this Section 9.

10.                               Term and Termination

(a)                                  Individual Terminations.  This Agreement shall be construed as a separate and independent agreement for each and every Copyright, Mark or Patent provided for hereunder.  Any termination of a license or sublicense for any particular Mark shall not terminate any licenses or sublicenses hereunder with regard to other Marks.  Termination of a sublicense of a Mark shall not terminate sublicenses to other sublicensees or to other Marks.

(b)                                 Automatic Renewals of Marks Licenses; Termination for Sale.  Subject to termination rights set forth in Section 2(c), the license of Marks hereunder shall continue for successive twenty (20) year terms, renewing automatically unless all of the Marks have been abandoned.  Notwithstanding the foregoing, all licenses of Marks hereunder from FNF to FIS shall terminate automatically upon a Sale of FIS, subject to the transition period described in Section 10(e).

(c)                                  Termination as a result of Disaffiliation.  If a member of a Licensee Party Group ceases to be a member of the Licensee Party Group, then all sublicenses from the Licensee Party to such member granted pursuant to the Licensee Party’s rights under Section 2 shall terminate, subject to the transition period described in Section 10(e).

(d)                                 Termination for Insolvency.

(i)                                     In the event that either Party or, if applicable, the subsidiary of such Party to which a sublicense hereunder has been granted:

A)          shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

B)            shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any corporate, partnership or other action for the purpose of effecting any of the foregoing;

then the other Party may, by giving notice thereof to such Party, exercise any termination right, and such termination shall become effective as of the date specified in such termination notice; provided that where the conditions of this subsection 10(d)(i) are met only as to a subsidiary of such Party to which a sublicense hereunder has been granted, then the other Party’s rights of termination are limited only to such subsidiary.

(ii)                                  In the event that:

A)          a proceeding or case shall be commenced, without the application or consent of a Party or, if applicable, the subsidiary of such Party to which a sublicense hereunder has been granted, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts under the Bankruptcy Code, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Party, or, if applicable, of such subsidiary, or of all or any substantial part of its property or assets under the Bankruptcy Code or (iii) similar relief in respect of such Party or, if applicable, such subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days or more days; or

B)            an order for relief against such Party shall be entered in an involuntary case under the Bankruptcy Code, which shall continue in effect for a period of sixty (60) days or more;

then the other Party may, by giving notice thereof to such Party, exercise any termination right, and such termination shall become effective as of the date specified in such termination notice; provided that where the conditions of this subsection 10(d)(ii) are met only as to a subsidiary of such Party to which a sublicense hereunder has been granted, then the other Party’s rights of termination are limited only to such subsidiary.

(e)                                  Events on Termination.

(i)                                     Upon any termination or expiration of any licenses or sublicenses for Marks granted under this Agreement:  (A) where FNF is the Granting Party, FIS shall, and shall cause its applicable sublicensees to, promptly cease all use of the applicable Marks; provided that in the event of such termination by reason of a change in control pursuant to Section 10(b), FNF shall provide written notice to FIS of the termination of all licenses and sublicenses of Marks hereunder, with such termination to be effective at the end of a transition period of one (1) year from the date of such notice, and upon such termination, FIS shall have ceased and shall have caused its sublicensees to cease, all use of the applicable Marks; and (B) where FIS is the Granting Party, FNF shall, and shall cause its applicable sublicensees, to promptly cease, all use of the applicable Marks.

(ii)                                  The termination of licenses and sublicenses of Patents and Copyrights pursuant to Section 10(c) shall be effective at the end of a transition period of one (1) year from the date that the former member of a Licensee Party Group ceased to be a member of the Licensee Party Group, and upon such termination, the Licensee Party shall have caused the former member of the Licensee Party Group to cease all use of the Patents and Copyrights.

(f)                                    Abandonment.  If FNF or a transferee intends to abandon all use of all marks containing the word “Fidelity,” FNF or such transferee shall provide written notice to FIS of its intention to abandon such marks and FIS will have a right to make an offer for the assignment of such marks and FNF will negotiate in good faith, solely with FIS, for the subsequent thirty (30) days, to conclude a mutually satisfactory transaction with respect to such assignment.  If, at any time after providing such notice of its intention to abandon such marks, FNF or a transferee proposes to assign such marks, or any significant subset thereof, to a Person not affiliated with FNF or such transferee, FIS shall be extended a right of first refusal to acquire any transferable rights that FNF may have in such marks, which right shall be for a thirty (30) day period from the date of receipt of written notice of such proposal to assign such marks.  If prior to expiration of the 30 day period, FIS has not provided written notice to FNF of its agreement to exercise such right, FNF or a transferee may offer or assign such Marks to any other Person.

(g)                                 Termination of Trade Secret Licenses.

(i)                                     If, upon a Sale of FIS, FNF reasonably believes that any FNF Trade Secrets primarily related to the business of FNF may become available to a Competitor of FNF, FNF may withdraw from the license granted hereunder such FNF Trade Secrets upon a reasonable transition period for FIS to develop or acquire replacement know-how or trade secrets, provided that FNF compensates FIS in full for any loss or expenses that FIS bears in connection with such withdrawal.

(ii)                                  If, upon a Sale of FIS, FIS reasonably believes that any FIS Trade Secrets primarily related to the business of FIS may become available to a Competitor of FIS, FIS may withdraw from the license granted hereunder such FIS Trade Secrets upon a reasonable transition period for FNF to develop or acquire replacement know-how or trade secrets, provided that FIS compensates FNF in full for any loss or expenses that FIS bears in connection with such withdrawal.

(h)                                 Survival.  The terms of the last sentence of 2(g)(i) and all of Sections 4, 7, 8, 9, 10(e), 10(g), 10(h) and 11 shall survive termination of this Agreement or any licenses or sublicenses granted hereunder.

11.                               Miscellaneous Provisions

(a)                                  Notices.  Except as otherwise provided under this Agreement, all notices, demands or requests which may be given by any Party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person, or sent via telefax, or on the next business day if sent by overnight courier, or on the date of the third business day after deposit, postage prepaid, in the United States Mail via Certified Mail return receipt requested, and addressed as set forth below:

If to FNF, to:

Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention: General Counsel

If to FIS, to:

Certegy Inc. / Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention: General Counsel

The address to which such notices, demands, requests, elections or other communications are to be given by either Party may be changed by written notice given by such Party to the other Party pursuant to this Section 11(a).

(b)                                 Relationship of the Parties.  It is expressly understood and agreed that FNF and FIS are not partners or joint venturers, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture with respect to rights granted herein.  With respect to this Agreement, neither Party is an agent of the other and neither Party has any authority to represent or bind the other Party as to any matters, except as authorized herein or in writing by such other Party from time to time.

(c)                                  Employees.  As between the Parties, each Party shall be responsible for payment of compensation to its employees those of its subsidiaries, for any injury to them in the course of their employment, and for withholding or payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

(d)                                 Assignment.  Neither Party may assign, transfer or convey any right, obligation or duty, under this Agreement (other than those rights as between the Parties explicitly set forth herein) without the prior written consent of the other Party.

(e)                                  Severability.  In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

(f)                                    Third Party Beneficiaries.  Subject to the final sentence of Section 11(j), the provisions of this Agreement are for the benefit of the Parties and their affiliates and not for any other Person.  However, subject to the final sentence of Section 11(j), should any third party institute proceedings, this Agreement shall not provide any such Person with any remedy, claim, liability, reimbursement, cause of action, or other right.

(g)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to such State’s laws and principles regarding the conflict of laws.  Subject to Section 9, if any Dispute arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the Parties irrevocably (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Jacksonville, Florida, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

(h)                                 Executed in Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.  The Parties may elect to rely upon facsimile signatures but shall promptly, at the request of either Party at any time prior to the first anniversary hereof, distribute to the other pages bearing holographic signatures in all respects identical to those distributed by facsimile.

(i)                                     Construction.  The headings and numbering of articles, sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular Article or Section to which they relate.  This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions.  The Exhibits and the Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein.  All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.  The inclusion of a matter or item in any Schedule to this Agreement shall not, for any purpose of this Agreement, be deemed to be the inclusion of such matter or item on any other Schedule to this Agreement.

(j)                                     Entire Agreement.  Subject to Section 2(j), this Agreement, including all attachments, constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings, with respect to the subject matter hereof including any earlier license of item(s) of Intellectual Property and Trade Secrets by and between a member of the FNF Group and a member of the FIS Group.  Without limiting the foregoing, the Parties expressly acknowledge that this Agreement, together with the Exhibits and Schedules hereto, is intended to amend and restate the Prior Agreement in its entirety, and upon the effectiveness of this Agreement, the Prior Agreement shall be deemed to have been superseded and replaced in its entirety by this Agreement.

(k)                                  Amendments and Waivers.  The Parties may amend this Agreement only by a written agreement signed by each Party and that identifies itself as an amendment to this Agreement.  No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed.  No course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.  Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

(l)                                     Remedies Cumulative.  Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity in case of any breach or threatened breach by the other Party of any provision in this Agreement.  Unless otherwise provided for under this Agreement, use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

(m)                               Title 11.  The licenses to Intellectual Property granted hereunder are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”) and to the fullest extent permitted by law, licenses of rights to “intellectual property” as defined in Title 11.  All Parties agree that the licensee of any rights under this Agreement shall retain and may fully exercise all of its applicable rights and elections under Title 11.

(n)                                 UN Convention Disclaimed.  The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

[signature page to follow]

(o)                                 Effectiveness.  Notwithstanding the date hereof, this Agreement shall become effective as of the date and time that the Merger becomes effective pursuant to the terms of the Certegy Merger Agreement.

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date first above written.

FIDELITY NATIONAL FINANCIAL, INC.

By	/s/ Peter T. Sadowski
Peter T. Sadowski
Executive Vice President and General Counsel

CERTEGY INC.
(to be known as Fidelity National Information Services, Inc.)

By	/s/ Lee A. Kennedy
Lee A. Kennedy
Chairman and Chief Executive Officer